Exhibit 10.1

Execution Copy

THIRD OMNIBUS AMENDMENT AND AGREEMENT

THIRD OMNIBUS AMENDMENT AND AGREEMENT, dated as of January 28, 2009 (this “Agreement”), in respect of (a) that certain Master Repurchase Agreement, dated as of July 20, 2007 (together with Annex I thereto (“Annex I”), as both are amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Repurchase Agreement”, and as both are amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), by and among ANTHRACITE CAPITAL BOFA FUNDING LLC, as seller (the “Seller”), BANK OF AMERICA, N.A. (“BANA”) as a buyer, BANC OF AMERICA MORTGAGE CAPITAL CORPORATION (“BAMCC”; BANA and BAMCC, individually and/or collectively, as the context may require, each a “Buyer” and collectively, the “Buyers”) as a buyer, and BANA as agent for the Buyers (in such capacity, the “Buyer Agent”); (b) that certain Credit Agreement, dated as of March 17, 2006 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended hereby and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ANTHRACITE CAPITAL, INC. (“Anthracite”) as borrower agent (in such capacity, the “Borrower Agent”), AHR CAPITAL BOFA LIMITED (“AHR”) as a borrower, each of the borrowers from time to time party thereto (together with AHR, collectively, the “Borrowers”; the Borrowers and the Borrower Agent, collectively, the “Anthracite CA Parties”) and BANA as lender (in such capacity, the “Lender”; the Buyers, the Buyer Agent and the Lender, collectively, the “BOA Parties”); (c) that certain Amended and Restated Fee Letter, dated as of August 7, 2008 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Fee Letter” and together with the Existing Repurchase Agreement and the Existing Credit Agreement, collectively, the “Existing Agreements”; and as amended hereby and as amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter”; and together with the Repurchase Agreement and the Credit Agreement, collectively, the “Amended Agreements”) between the Lender and the Borrower Agent, (d) that certain Amended and Restated Guaranty, dated as of August 7, 2008, made by Anthracite, as guarantor (in such capacity, the “Repo Guarantor”), in favor of the Buyer Agent for the benefit of the Buyers; and (e) that certain Amended and Restated Parent Guaranty, dated as of August 7, 2008, made by Anthracite, as guarantor (in such capacity, the “CA Guarantor”, and together with the “Repo Guarantor”, collectively, the “Guarantor”), in favor of the Lender.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Amended Agreements, as applicable.

RECITALS

WHEREAS, the Seller, the Buyers and the Buyer Agent are parties to the Repurchase Agreement;

WHEREAS, the Anthracite CA Parties and the Lender are parties to the Credit Agreement; and

WHEREAS, the Seller and the Anthracite CA Parties have requested, and the BOA Parties have agreed, that the Existing Agreements be amended subject to the terms hereof.

NOW THEREFORE, the Seller, the Anthracite CA Parties, the Guarantor and the BOA Parties hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, the receipt and sufficiency of which is hereby acknowledged, as follows:

SECTION 1.   Amendments.

(a)        Section 2 of Annex I to the Existing Repurchase Agreement is hereby amended by deleting the defined term “Facility Amount” in its entirety and inserting in lieu thereof the following:

“Facility Amount” shall mean, initially, $127,889,494, and such “Facility Amount” shall be reduced by any payment to Buyer on account of the Repurchase Price (excluding payments of Price Differential) of any Purchased Asset.”

(b)        Section 3.6 of Annex I to the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

3.6        Reserved.

(c)        Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the defined term “Maximum Credit” in its entirety and inserting in lieu thereof the following:

“Maximum Credit” shall mean, initially, $38,796,256, and such “Maximum Credit” shall be reduced by any payment or prepayment to Lender on account of the principal balance of any Loan; provided further, that on each Dollar Equivalent Overadvance Date, the “Maximum Credit” shall be increased by an amount not to exceed the Dollar Equivalent Overadvance Maximum Credit.

(d)        Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the defined term “Dollar Equivalent Overadvance Maximum Credit” in its entirety and inserting in lieu thereof the following:

“Dollar Equivalent Overadvance Maximum Credit” shall mean, in respect of any Dollar Equivalent Overadvance Loan, initially, $5,819,438 and such “Dollar Equivalent Overadvance Maximum Credit” shall be reduced, pro rata based on the ratio between the Dollar Equivalent Overadvance Maximum Credit and the Maximum Credit, by any payment or prepayment to Lender on account of the principal balance of any Loan.

(e)        Paragraph (b) of the Existing Fee Letter is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

(b)         Reserved;

SECTION 2.    Agreements.  Each of the Seller and the Anthracite CA Parties hereby agrees as follows:

(a)        No additional Transactions shall be permitted under the Master Repurchase Agreement.

(b)        No additional Loans, borrowings or other extensions of credit shall be made by Lender to any Borrower under the Credit Agreement.

(c)        Beginning on and including January 28, 2009, no additional Unused Fee (as defined in each of the Existing Repurchase Agreement and the Existing Fee Letter) shall be due.  For the avoidance of doubt, any accrued but unpaid Unused Fee as of January 28, 2009 shall be due and payable pursuant to the terms of the Repurchase Agreement, the Credit Agreement and Fee Letter, as applicable.

SECTION 3.   Guarantor Affirmation.  For the avoidance of doubt, the Guarantor hereby agrees to and acknowledges the amendments in Section 1 and the Agreements in Section 2 hereof.

SECTION 4.   Conditions Precedent.  This Agreement shall become effective on the date (the “Agreement Effective Date”) on which the Buyer Agent shall have received

(a)        this Agreement, executed and delivered by a duly authorized officer of each of the Seller, the Anthracite CA Parties, and the Guarantor; and

(b)        for the account of the applicable BOA Party, payment and reimbursement for all of the BOA Parties’ corresponding costs and expenses incurred in connection with this Agreement, all prior amendments and modifications to the Repurchase Agreement and the Credit Agreement, any other documents prepared in connection herewith and therewith and the transactions contemplated hereby and thereby, other than the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to the BOA Parties, which counsel fees and disbursements shall be paid in accordance with Section 10 hereof.

SECTION 5.   Representations and Warranties.  On and as of the date first above written, each of the Seller and Anthracite CA Parties hereby represents and warrants to the BOA Parties that (a) it is in compliance with all the terms and provisions set forth in the Transaction Documents or the Loan Documents, as applicable, as amended hereby on its part to be observed or performed, (b) after giving effect to this Agreement, no Default or Event of Default under the Repurchase Agreement and the Credit Agreement has occurred and is continuing, and (c) after giving effect to this Agreement, the representations and warranties contained in Section 10 of the Repurchase Agreement and Section 5 of the Credit Agreement are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 6.   Limited Effect.  Except as expressly amended and modified by this Agreement, the Existing Agreements shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Agreement Effective Date, all references in the Repurchase Agreement and herein to the “Transaction Documents” and all references in the Credit Agreement and herein to the “Loan Documents” shall be deemed to include, in any event, this Agreement.  Each reference to an Amended Agreement in any of the Transaction Documents or the Loan Documents shall be deemed to be a reference to the applicable Amended Agreement as amended hereby.

SECTION 7.   Override Provision.  Notwithstanding any provision in the Amended Agreements to the contrary, which are hereby pro tanto superseded and modified or replaced mutatis mutandis to the extent of any inconsistency, the provisions in this Agreement shall apply from and after the date hereof.

SECTION 8.   Counterparts.  This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 9.   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.  Covenant.  Each of the Seller and the Anthracite CA Parties hereby covenants and agrees, on a joint and several basis, to pay promptly, following receipt of an invoice therefor, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to the BOA Parties, incurred by such parties in connection with this Agreement, all prior amendments and modifications to the Repurchase Agreement and the Credit Agreement, any other documents prepared in connection herewith and therewith and the transactions contemplated hereby and thereby; provided that if such invoiced amounts are not paid in full within five (5) Business Days of the date of receipt of the applicable invoice by the Seller or any Anthracite CA Party, as the case may be, each of the Seller and the Anthracite CA Parties, as applicable, hereby acknowledges and agrees that (a) with respect to the Cash Management Account established in connection with the Repurchase Agreement, the Account Bank shall apply (at the direction of the Buyer Agent) all Income received by the Account Bank in respect of the Purchased Assets and the associated Hedging Agreements on the Business Day next following the Business Day on which such Income is deposited in the Cash Management Account to the payment of such invoiced but unpaid amounts until such amounts are paid in full, and (b) with respect to the Concentration Accounts established in connection with the Credit Agreement, the Lender shall be entitled to direct the Bank to pay such invoiced but unpaid amounts directly to the applicable counsel to the BOA Parties from the funds on deposit in the Concentration Accounts until all such invoiced but unpaid amounts are paid in full.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ANTHRACITE CAPITAL, INC., as Borrower
Agent and Guarantor

By:	/s/ Paul Horowitz
	Name:	Paul Horowitz
	Title:	Vice President

ANTHRACITE CAPITAL BOFA FUNDING
LLC, as Seller

By:	/s/ Paul Horowitz
	Name:	Paul Horowitz
	Title:	Director

AHR CAPITAL BOFA LIMITED, as Borrower

By:	/s/ Richard Shea
	Name:	Richard Shea
	Title:	Director

BANK OF AMERICA N.A., as Lender, Buyer and
Buyer Agent

By:	/s/ Jeffrey B. Hoyle
	Name:	Jeffrey B. Hoyle
	Title:	Managing Director

BANC OF AMERICA MORTGAGE CAPITAL
CORPORATION, as Buyer

By:	/s/ Peter Cookson
	Name:	Peter Cookson
	Title:	Managing Director